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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 10, 1998



                           STEWART ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

          LOUISIANA                0-19508                 72-0693290
  (State or other jurisdiction    (Commission            (I.R.S. Employer
       of incorporation)          File Number)         Identification No.)



                       110 Veterans Memorial Boulevard
                           Metairie, Louisiana  70005
            (Address of principal executive offices) (Zip Code)



                                (504) 837-5880
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)


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           Item 5.  Other Events

                 On March 10, 1998 the Company issued the following press release for the quarter ended January 31, 1998.





           CONTACT:    Ronald H. Patron
                       Stewart Enterprises, Inc.
                       110 Veterans Memorial Boulevard
                       Metairie, LA 70005
                       504/837-5880

                                                      FOR IMMEDIATE RELEASE

          STEWART  ENTERPRISES  REPORTS  FIRST  QUARTER  FISCAL  YEAR  1998
          RESULTS - EARNINGS INCREASE 46 PERCENT, EARNINGS PER SHARE INCREASE 29 PERCENT

          Metairie, Louisiana, March 10, 1998. . . Stewart Enterprises, Inc. (Nasdaq NMS:STEI) today announced that earnings increased 46 percent to $21.9 million, and diluted earnings per share increased 29 percent to $.45, for the first quarter ended January 31, 1998, from $15.0 million and $.35, respectively, for the corresponding period in fiscal year 1997, excluding the $2.3 million, or $.05 per share, charge for the cumulative effect of the change in accounting principles recorded during the first quarter of fiscal year 1997. Basic earnings per share increased 25 percent, to $.45 from $.36 for the first quarter of fiscal year 1997, excluding the $.06 per share charge for the cumulative effect of the accounting changes.

          For the quarter, revenues increased 22 percent, to $149.3 million from $122.7 million for the comparable period last fiscal year, and operating earnings increased 34 percent, to $42.1 million from $31.4 million in 1997. All financial information presented reflects the Company's accounting methods adopted November 1, 1996.

          First quarter 1998 per-share performance reflects a 16 percent increase in the weighted average number of shares outstanding, from 42.4 million to 49.1 million (diluted) and from 41.9 million to 48.7 million (basic), due principally to the Company's June 1997 equity offering.

          Joseph P. Henican, III, Chief Executive Officer, commented, "Once again, we are pleased to report another solid quarter, with significant increases in revenues, earnings and earnings per share. We believe we have laid the foundation that will enable us to continue the excellent earnings per share growth that we
          have  enjoyed  over  the  last  few years.   Stewart  Enterprises
          continues to be an industry leader and a premier death care provider. We are committed to our guiding principles of quality, service and value, with the ultimate goal of enhancing shareholder value."

          William E. Rowe, President and Chief Operating Officer, stated, "During the first quarter, our gross margin expanded 210 basis points, to 30.9%, and our operating margin increased 260 basis points, to 28.2%, from 28.8% and 25.6%, respectively, for the corresponding period in fiscal year 1997. This performance once again demonstrates our focus on improving the performance of our core businesses, the maturation of recent acquisitions and our strategy of controlling costs."

          Mr. Rowe commented further, "Thus far in fiscal year 1998, we have acquired or committed to acquire 74 businesses for an aggregate purchase price of approximately $110 million. These businesses are expected to generate annualized revenues of approximately $59 million and serve more than 24,000 families annually. Included in these acquisitions and commitments is our entry into the Netherlands with the acquisition of five funeral businesses, further expanding our presence in Europe, and the acquisition of a fine funeral business in the Chicago area, marking our entrance into Illinois. This level of acquisition activity is the result of our enhanced Corporate Development team, and it is in line with our estimate of total acquisition spending of $200-$225 million for fiscal year 1998."

          Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 428 funeral homes and 132 cemeteries in North America, Europe and the Pacific Rim.


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          Statements  made  herein   that  are  not  historical  facts  are
          forward-looking statements.   The  Company's actual results could
          differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage
          growth;  and  the  performance  of  acquired  businesses.    Such
          factors, and others, are more fully described in Item 7 of the Company's Form 10-K for the fiscal year ended October 31, 1997. The Company assumes no obligation to update information contained herein.
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                                         #####

                     STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF EARNINGS
                                     (Unaudited)
                  (Dollars in thousands, except per share amounts)


                                               Three Months Ended January 31,
                                              --------------------------------
                                                  1998               1997
                                              -------------     --------------
Revenues:
   Funeral                                    $    86,918       $     66,576
   Cemetery                                        62,391             56,136
                                              -------------     --------------
        Total revenues                            149,309            122,712
                                              -------------     --------------
Costs and expenses:
   Funeral                                         58,861             46,405
   Cemetery                                        44,331             41,010
                                              -------------     --------------
        Total costs and expenses                  103,192             87,415
                                              -------------     --------------
   Gross profit                                    46,117             35,297
Corporate general and
 administrative expenses                            4,024              3,855
                                              -------------     --------------
   Operating earnings                              42,093             31,442
Interest expense                                   (9,946)            (8,962)
Investment and other income                         1,358                785
                                              -------------     --------------
    Earnings before income taxes and
         cumulative effect of change
         in accounting principles                  33,505             23,265
Income taxes                                       11,559              8,258
                                              -------------     --------------
    Earnings before cumulative effect
         of change in accounting principles        21,946             15,007
Cumulative effect of change in accounting
    principles, net of a $2,230 income tax
    benefit                                             -             (2,324)
                                              -------------     --------------
    Net earnings                              $    21,946       $     12,683
                                              =============     ==============

Basic earnings per share:
    Earnings before cumulative effect
     of change in accounting principles       $      0.45       $       0.36
    Cumulative effect of change
     in accounting principles                           -              (0.06)
                                              -------------     --------------
    Net earnings                              $      0.45       $       0.30
                                              =============     ==============


Diluted earnings per share:
    Earnings before cumulative effect
     of change in accounting principles        $      0.45       $       0.35
    Cumulative effect of change in
     accounting principles                              -              (0.05)
                                              -------------     --------------
    Net earnings                              $      0.45       $       0.30
                                              =============     ==============

Weighted average shares outstanding
 (in thousands):
    Basic                                         48,736              41,853
                                              =============     ==============

    Diluted                                       49,103              42,403
                                              =============     ==============

    Dividends per share                       $     0.02        $       0.02
                                              =============     ==============



                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          STEWART ENTERPRISES, INC.




March 10, 1998                            /s/  KENNETH C. BUDDE
                                          -----------------------------
                                          Kenneth C. Budde
                                          Senior Vice President-Finance
                                          Secretary and Treasurer
                                          (Principal Accounting Officer)